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                                                                     Exhibit 3.1
                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            GOLDEN SKY SYSTEMS, INC.
                              ____________________

          An original certificate of incorporation of Golden Sky Systems, Inc. (the "Corporation") was filed with the secretary of State of the State of Delaware on June 25, 1996. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 12, 1997. This Second Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

          FIRST: The name of the Corporation is

                            Golden Sky Systems, Inc.

          SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

          THIRD: The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

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          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of the par value of $.01 per share. All such shares shall be of one class and shall be designated Common Stock.

          FIFTH: The name and mailing address of the sole incorporator of the Corporation are as follows:

                    Rodney A. Weary
                    605 West 47th Street, Suite 300
                    Kansas City, Missouri 64112

          SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-law made by the Board of Directors.

          SEVENTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present


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form or as hereafter amended are granted subject to the right reserved in this
Article.

          EIGHTH: No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is subsequently amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended General Corporation Law. For purposes of this Article EIGHTH, "fiduciary duty as a director" shall include any fiduciary duty arising out of serving at the Corporation's request as a director of another corporation, partnership, joint venture or other enterprise, and "personal liability to the Corporation or its stockholders" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

          NINTH: Elections of directors need not be by written ballot except to the extent required by the By-laws of the Corporation.

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                                                                     Exhibit 3.2

                                     BY-LAWS

                                       OF

                            GOLDEN SKY SYSTEMS, INC.







                       Incorporated under the Laws of the

                                State of Delaware












                                  Adopted as of
                                 October 1, 1997






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                                TABLE OF CONTENTS


                                                                            Page

ARTICLE I     Offices...............................................           1


ARTICLE II    Meetings of Stockholders..............................           1

  Section  1  Place of Meetings.....................................           1
  Section  2  Annual Meeting........................................           1
  Section  3  Special Meetings......................................           1
  Section  4  Notice of Meetings....................................           2
  Section  5  List of Stockholders..................................           2
  Section  6  Quorum................................................           2
  Section  7  Voting................................................           3
  Section  8  Proxies...............................................           3
  Section  9  Action Without a Meeting..............................           3


ARTICLE III   Board of Directors....................................           4

  Section  1  Powers................................................           4
  Section  2  Election and Term.....................................           4
  Section  3  Number................................................           4
  Section  4  Quorum and Manner of Acting...........................           4
  Section  5  Organization Meeting..................................           4
  Section  6  Regular Meetings......................................           5
  Section  7  Special Meetings; Notice..............................           5
  Section  8  Removal of Directors..................................           5
  Section  9  Resignations..........................................           5
  Section 10  Vacancies.............................................           5
  Section 11  Compensation of Directors.............................           6
  Section 12  Action Without a Meeting..............................           6
  Section 13  Telephonic Participation in Meetings..................           6


ARTICLE IV    Officers..............................................           6

  Section  1  Principal Officers....................................           6
  Section  2  Election and Term of Office...........................           6
  Section  3  Other Officers........................................           7
  Section  4  Removal...............................................           7
  Section  5  Resignations..........................................           7
  Section  6  Vacancies.............................................           7
  Section  7  Chairman of the Board.................................           7



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                                                                            Page


  Section  8  President.............................................           7
  Section  9  Vice President........................................           8
  Section 10  Treasurer.............................................           8
  Section 11  Secretary.............................................           8
  Section 12  Salaries..............................................           8


ARTICLE V     Indemnification of Officers and Directors.............           8

  Section  1  Right of Indemnification..............................           8
  Section  2  Expenses..............................................           9
  Section  3  Other Rights of Indemnification.......................           9


ARTICLE VI    Shares and Their Transfer.............................           9

  Section  1  Certificate for Stock.................................           9
  Section  2  Stock Certificate Signature...........................           9
  Section  3  Stock Ledger..........................................          10
  Section  4  Cancellation..........................................          10
  Section  5  Registrations of Transfers of Stock...................          10
  Section  6  Regulations...........................................          10
  Section  7  Lost, Stolen, Destroyed or
                Mutilated Certificates..............................          10
  Section  8  Record Dates..........................................          11


ARTICLE VII   Miscellaneous Provisions..............................          11

  Section  1  Corporate Seal........................................          11
  Section  2  Voting of Stocks Owned by the
                Corporation.........................................          11
  Section  3  Dividends.............................................          11


ARTICLE VIII  Amendments............................................          11